Exhibit 4.1


                               CONLEY CORPORATION

                             1994 STOCK OPTION PLAN


                      ARTICLE 1. ESTABLISHMENT AND PURPOSE


      1.1 Establishment. Conley Corporation (the "Company") hereby establishes a plan providing for the grant of stock options to certain eligible employees, directors and consultants of the Company and its subsidiaries. This plan shall be known as the 1994 Stock Option Plan (the "Plan").

      1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its long-term economic objectives.

                             ARTICLE 2. DEFINITIONS

      The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

      2.1 "Board" means the Board of Directors of the Company.

      2.2 "Change in Control" means an event described in Article 11 below.

      2.3 "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Committee" means the entity administering the Plan, as provided in
Article 3 below.

      2.5 "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 below.

      2.6 "Disability" means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.


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      2.7 "Eligible Persons" means individuals who are (a) salaried employees
(including, without limitation, officers and directors who are also employees) of the Company, (b) Non-Employee Directors, or (c) consultants to the Company.

      2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.9 "Fair Market Value" means, with respect to the Common Stock, as of any date:

           (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

           (b) if the Common Stock is not listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefor in the overthecounter market are reported by the NASDAQ System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as reported by the NASDAQ System, or, if not reported thereon, as reported by the National Quotation Bureau, Inc. (or a comparable reporting service); or

           (c) if the Common Stock is not listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and bid and asked prices are not reported, the price that the Committee determines in good faith in the exercise of its reasonable discretion. The Committee's determination as to the current value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Optionees and their respective successors-in-interest. No member of the Board of the Committee shall be liable for any determination regarding current value of the Common Stock that is made in good faith.

      2.10 "Incentive Stock Option" means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

      2.11 "Non-Employee Director" means any member of the Board who is not an employee of the Company or any Subsidiary.


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      2.12 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.6 of the Plan that does not qualify as an Incentive Stock Option.

      2.13 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

      2.14 "Optionee" means an Eligible Person who receives one or more Incentive Stock Options or Non-Statutory Stock Options under the Plan.

      2.15 "Person" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company.

      2.16 "Retirement" means the retirement of an Optionee pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee.

      2.17 "Securities Act" means the Securities Act of 1933, as amended.

      2.18 "Subsidiary" means any corporation that is a subsidiary corporation of the Company (within the meaning of Section 424(f) of the Code).

      2.19 "Tax Date" means a date defined in Section 6.6(c) of the Plan.

                         ARTICLE 3. PLAN ADMINISTRATION

      The Plan shall be administered by the Board or by a Committee of the Board consisting of not less then three persons; provided, however, that from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act the Plan shall be administered by the Board, a majority of which Board and a majority of whom acting on any matter under the Plan shall be "disinterested persons" as defined by Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission, as amended ("Rule 16b-3") or by a Committee consisting solely of not less than three members of the Board who are "disinterested persons" within the meaning of Rule 16b-3. Members of a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of its members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent thereto is given. Copies of minutes of the Committee's meetings and of its actions by written consent shall

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be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer either to the Board or to such a Committee, if established. From and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, no member of the Committee shall be eligible, or shall have been eligible at any time within the lesser of one year or the period since the Company first registered a class of its equity securities under Section 12 of the Exchange Act, to receive an Incentive Stock Option or a NonStatutory Stock Option under the Plan.

      In accordance with the provisions of the Plan, the Committee shall select the Optionees from Eligible Persons; shall determine the number of shares of Common Stock to be subject to Options granted pursuant to the Plan, the time at which such Options are granted, the Option exercise price, Option period and the manner in which each such Option vests or becomes exercisable; and shall fix such other provisions of such Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees under Options granted pursuant to the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. With the consent of the Optionee affected thereby, the Committee may amend or modify the terms of any outstanding Incentive Stock Option or NonStatutory Stock Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Optionee affected thereby, modify the exercise price, number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, extend, renew or accept the surrender of any outstanding Incentive Stock Option or NonStatutory Stock Option, to the extent not previously exercised, and the Committee may authorize the grant of new Options in substitution therefor to the extent not previously exercised.

      Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company and its Subsidiaries, and the Optionees and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.


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                     ARTICLE 4. SHARES SUBJECT TO THE PLAN.

      4.1 Number. The maximum number of shares of Common Stock that shall be reserved for issuance under The Plan shall be 500,000, subject to adjustment upon changes in capitalization of the Company as provided in Section 4.3 below. The maximum number of shares authorized may be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422A of the Code, or the rules of any securities exchange or the NASD, the shareholders of the Company. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan.

      4.2 Unused Stock. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

      4.3 Change in Shares, Adjustments, Etc. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is nor the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Optionees, the number and kind of securities subject to outstanding Options. Any such adjustment in any outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. However, no change shall be made in the terms of any outstanding Incentive Stock Option as a result of any such change in the corporate structure or shares of the Company, without the consent of the Optionee affected thereby, that would disqualify that Incentive Stock Option from treatment under Section 422 of the Code or would be considered a modification, extension or renewal of an option under Section 424(h) of the Code.

                             ARITCLE 5. ELIGIBILITY

      Incentive Stock Options or Non-Statutory Stock Options shall be granted only to those Eligible Persons who, in the judgment of the Committee, are performing, or during the term of an Option, will perform, vital services in the management, operation and development of the Company or a Subsidiary, and significantly contribute or are expected to significantly contribute to the

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achievement of long-term corporate economic objectives. Optionee may be granted from time to time one or more Incentive Stock Options and/or Non-Statutory
Stock Options under the Plan, provided that only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan, in any case as may be determined by the Committee in its sole discretion. The number, type, terms and conditions of Options granted to various Eligible Persons need not be uniform, consistent or in accordance with any plan, whether or not such Eligible Persons are similarly situated. The Committee may grant both an Incentive Stock Option and a Non-Statutory Stock Option to the same Optionee at the same time or at different times. Incentive Stock Options and NonStatutory Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Common Stock for which any other
Option may be exercised. Upon determination by the Committee that an Option is to be granted to an Optionee, written notice shall be given such person specifying such terms, conditions, rights and duties related thereto. Each Optionee shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the terms, conditions, rights and duties of Incentive Stock Options and NonStatutory Stock Options granted under the Plan. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Optionee.

                        ARITCLE 6. DURATION AND EXERCISE

      6.1 Manner of Option Exercise. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Secretary), and by paying in full the total Option exercise price for the shares of Common Stock purchased in accordance with Section 6.3. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to Section 9.1, the exercise of the Option shall be deemed effective upon receipt of such notice and payment. As soon as practicable after the effective exercise of the Option, the Company shall record on the stock transfer books of the Company the ownership of the shares purchased in the name of the Optionee, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

      6.2 Method of Payment of Option Exercise Price. At the time of the exercise of an Incentive Stock Option or a NonStatutory Stock Option, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the

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Company of previously acquired shares of Common Stock, or by a combination thereof. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise. The Committee may reject an Optionee's election to pay all or part of the purchase price with previously acquired shares of Common Stock and require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a change to earnings in connection therewith. For purposes of this
Section 6.2, "previously acquired shares" shall include both shares of Common Stock that are already owned by the Optionee at the time of exercise and shares of Common Stock that are to be acquired pursuant to the exercise of the Option concerned. In its sole discretion, the Committee may determine either at the time of grant or exercise of an Incentive Stock Option or a NonStatutory Stock Option, to permit a Optionee to pay all or any portion of the purchase price by delivery of a promissory note in form and substance acceptable to the Committee.

      6.3 Rights as A Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Optionee shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record except as the Committee may determine pursuant to
Section 4.3.

      6.4 Incentive Stock Options.

           (a) Incentive Stock Option Exercise Price. The per share price to be paid by the Optionee at the time an Incentive Stock Option is exercised will be determined by the Committee, but shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at that time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code).

           (b) Aggregate Limitation of Stock Subject to Incentive Stock Options. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other incentive stock option plans of the

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      Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time).

           (c) Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee at the time such Option is granted, but in no event shall such period exceed ten years from the date the Option is granted or, in the case of an Optionee that owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code), five years from the date the Incentive Stock Option is granted. An Incentive Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee at the time the Option is granted. Upon the completion of its exercise period, an Incentive Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Articles 7 or 11, all Incentive Stock Options granted to an Optionee hereunder shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company and all Subsidiaries or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary).

           (d) Disposition of Common Stock Acquired Pursuant to the Exercise of Incentive Stock Options. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after the date on which the Option was granted or before the expiration of one year after the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of the Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of an Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts

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      necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date the Option was granted or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of the Option.

           (e) Withholding Taxes. The Company is entitled to withhold and deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to any action by the Optionee, including, without limitation, a disposition of shares of Common Stock described in Section 6.4(d) above, that causes the Incentive Stock Option to cease to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      6.5    Non-Statutory Stock Options.

           (a) Option Exercise Price. The per share price to be paid by the Optionee at the time a Non-Statutory Stock Option is exercised will be determined by the Committee, but shall not be less than 85% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

           (b) Duration of Non-Statutory Stock Options. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Committee at the time such Option is granted, but in no event shall such period exceed 10 years and one month from the date the Option is granted. A Non-Statutory Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee at the time the Option is granted. Upon the completion of its exercise period, a NonStatutory Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Articles 7 or 11, all NonStatutory Stock Options granted hereunder to an Optionee who is an employee of the Company or any Subsidiaries shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company or a Subsidiary or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary). A NonStatutory Stock Option granted hereunder to an Optionee who is not an employee of the Company or a Subsidiary will terminate as determined by the Committee at the time of grant.

           (c)  Withholding Taxes.

                (i) The Company is entitled to (aa) withhold and deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to

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           the Optionee's exercise of a Non-Statutory Stock Option or otherwise incurred with respect to the Option, or (bb) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of the Option.

                (ii) The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit an Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of a Non-Statutory Stock Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value, on the date such tax is determined under the Code (the "Tax Date"), equal to the amount necessary to satisfy the withholding amount due. An Optionee's election to have the Company withhold shares of Common Stock or to deliver already-owned shares of Common Stock upon exercise is irrevocable and is subject to the consent or disapproval of the Committee. If the Optionee is an officer, director or beneficial owner of more than 10% of the outstanding Common Stock of the Company and at the time of exercise of the Option the Company has a class of equity securities registered under Section 12 of the Exchange Act, such election may not be made within six months of the date the NonStatutory Stock Option is granted (unless the death or Disability of the Optionee occurs prior to the expiration of such six-month period), and must be made either six months prior to the Tax Date or between the third and twelfth business days following public release of any of the Company's quarterly or annual summary earnings statements. When shares of Common Stock are issued prior to the Tax Date to an Optionee making such an election, the Optionee shall agree in writing to surrender that number of shares on the Tax Date having an aggregate Fair Market Value equal to the tax due.

            ARTICLE 7. EFFECT OF TERMNATION OF EMPLOYMENT ON OPTIONS

      7.1 Termination of Employment or Other Service Due to Death, Disability or Retirement. In the event an Optionee's employment or other service is terminated with the Company and all Subsidiaries by reason of his death, Disability or Retirement, all outstanding Incentive Stock Options and Non-Statutory Stock Options then held by the Optionee shall become immediately exercisable in full and remain exercisable for a period of three months in the case of Retirement and one year in the case of death or Disability, provided, however, that an exercise may not occur after the expiration date thereof in any event. The Company shall undertake to use its best efforts to notify the

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Optionee or its heirs or representatives, as the case may be, of the last date by which Options may be exercised pursuant to this Section 7.1, at least thirty
(30) days in the case of Retirement and at least sixty (60) days in the case of death or Disability, prior to such date.

      7.2 Termination of Employment or Other Service for Reasons Other than Death, Disability or Retirement.

           (a) Except as otherwise provided in Article 11 and subsection (b) below, in the event an Optionee's employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement, all rights of the Optionee under the Plan shall immediately terminate without notice of any kind and no Incentive Stock Option or NonStatutory Stock Option then held by the Optionee shall thereafter be exercisable.

           (b) Notwithstanding the provisions of Subsection (a) above, upon an Optionee's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised before or following such termination), cause Incentive Stock Options and Non-Statutory Stock Options then held by such Optionee to become exercisable and to remain exercisable following such termination of employment or other service in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof in any event, and any Incentive Stock Option that remains unexercised more than three months following termination of employment shall thereafter be deemed to be a Non-Statutory Stock Option.

      7.3 Date of Termination. For purposes of the Plan, an Optionee's employment or other service shall be deemed to have terminated on the date that the Optionee ceases to perform services for the Company or the last day of the pay period covered by the Optionee's final paycheck, as the case may be. Notwithstanding the foregoing, the employee Optionee shall not be deemed to have ceased to be an employee for purposes of the Plan until the later of the 91st day of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including, without limitation any layoff) or the expiration of the period of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including without limitation any layoff) during which the Optionee's right to reemployment is guaranteed either by statute or contract.

                   ARTICLE 8. RIGHTS OF EMPLOYEES; OPTIONEES

      8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of

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any Eligible Person or Optionee at any time, nor confer upon any Eligible
Person or Optionee any right to continue in the employ of the Company or any Subsidiary.

      8.2 Nontransferability. No right or interest of any Optionee in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment attachment, pledge or bankruptcy. In the event of an Optionee's death, an Optionee's rights and interest in any Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 7.1) may be made by, the Optionee's legal representatives, heirs or legatees. If in the opinion of the Committee an Optionee holding any Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Optionee may be made to, and any rights of the Optionee under the Plan shall be exercised by, such Optionee's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

      8.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be an addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

              ARTICLE 9. SHARE ISSUANCE AND TRANSFER RESTRICTIONS

    9.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan (and an Option shall not be considered to be exercised, notwithstanding the tender by the Optionee of any consideration therefor), unless and until each of the following conditions has been fulfilled:

           (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act

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      and applicable state securities laws shall be available for such issuance
      (as determined by counsel to the Company) and (B) there shall have been received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

           (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

      9.2 Share Transfer. Shares of Common Stock issued pursuant to the exercise of Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

      9.3 Legends. Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock issued under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

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            ARTICLE 10. PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Stock Options and Non-Statutory Stock Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment, without approval of the shareholders of the Company, may (a) materially increase the benefits accruing to Optionees under the Plan, (b) increase the total number of shares of Common Stock as to which Options may be granted under the Plan, except as provided in Section 4.3 of the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. No termination suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3.

                         ARTICLE 11. CHANGE IN CONTROL

      If, during the term of an Option, (i) the Company merges or consolidates with any other corporation and is not the surviving corporation after such merger or consolidation; (ii) the Company transfers all or substantially all of its business and assets to any other person; or (iii) more than 50% of the Company's outstanding voting shares are purchased by any other person, the Committee may, in its sole discretion, provide for the acceleration of the right to exercise the option prior to the anticipated effective date of any of the foregoing transactions or take any other action as it may deem appropriate to further the purposes of this Plan or protect the interests of the Optionee.

                     ARTICLE 12. EFFECTIVE DATE OF THE PLAN

      12.1 Effective Date. The Plan is effective as of April 1, 1994, the effective date it was adopted by the Board subject to the approval of the shareholders within 12 months. Options may be granted under the Plan prior to shareholder approval if made subject to shareholder approval.

      12.2 Duration of the Plan. The Plan shall terminate at midnight on March 31, 2004 and may be terminated prior thereto by Board action, and no Options shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.


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                           ARTICLE 13. MISCELLANEOUS

      13.1 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota without regard to the conflict of laws provisions of a any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

      13.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender in the Plan shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

      13.3 Construction. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Plan.

      13.4 Successors and Assign. This is Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

      13.5 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Incentive Award and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.